UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2011

INVACARE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-15103	95-2680965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Invacare Way, P.O. Box 4028, Elyria, Ohio	44036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 329-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2011, the Board of Directors of Invacare Corporation (the “Company”) elected Baiju R. Shah as a member of the Company’s Board of Directors, effective immediately, on the recommendation of the Nominating Committee of the Board of Directors. Mr. Shah has been elected to serve a one-year term expiring at the Company’s 2012 Annual Meeting of Shareholders. Mr. Shah has been appointed as a member of the Investment Committee of the Board of Directors.

Mr. Shah, age 39, has been President and CEO of the BioEnterprise Initiative (“BioEnterprise”) since 2003 and prior thereto served as a Vice President there since 2002. BioEnterprise is a Cleveland-based business formation, recruitment and acceleration initiative designed to grow health care companies and commercialize bio-science technologies. Since its founding in 2002, BioEnterprise has helped create, recruit and accelerate more than ninety bio-science companies that have collectively attracted over $975,000,000 in new funding. Prior to serving at BioEnterprise, Mr. Shah worked for McKinsey & Company, a global consulting firm, where he helped lead the Growth and the Business Building practices.

There is no arrangement or understanding between Mr. Shah and any other person pursuant to which Mr. Shah was elected as a director of the Company. Mr. Shah has not entered into any related party transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On May 23, 2011, the Company issued a press release announcing the election of Mr. Shah to the Board of Directors, which is attached as Exhibit 99.1 to this Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 19, 2011, the Company held its 2011 Annual Meeting of Shareholders, at which the Company’s shareholders acted on proposals to: (1) elect three directors to a one-year term that will expire in 2012; (2) ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2011 fiscal year; (3) approve, on an advisory basis, the compensation of the Company’s named executive officers; and (4) vote, on an advisory basis, on the frequency of future advisory votes on the compensation of the Company’s named executive officers.

Michael F. Delaney, C. Martin Harris, M.D., and A. Malachi Mixon, III were each elected for a one-year term of office expiring in 2012 with 36,254,317; 36,365,820; and 34,490,122 votes for, 2,771,809; 2,660,306; and 4,536,004 votes withheld and 1,528,023 broker non-votes, respectively.

James C. Boland, Gerald B. Blouch, William M. Weber, Charles S. Robb, James L. Jones, Dan T. Moore, III, Joseph B. Richey, II, Dale C. LaPorte and Baiju R. Shah are directors with continuing terms.

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2011 fiscal year was approved with 40,153,432 votes for, 357,485 votes against and 43,232 votes abstained. There were no broker non-votes with respect to this proposal.

The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved with 38,158,994 votes for, 692,773 votes against, 174,359 votes abstained and 1,528,023 broker non-votes.

With respect to the proposal to vote, on an advisory basis, on the frequency of future advisory votes on the compensation of the Company’s named executive officers, the shareholders selected a frequency of one year with 35,205,550 votes for a frequency of one year, 238,572 votes for a frequency of two years, 3,414,396 votes for a frequency of three years, 167,608 votes abstained and 1,528,023 broker non-votes.

On May 19, 2011, following the 2011 Annual Meeting of Shareholders, the Board of Directors determined that the advisory vote on executive compensation would be held every year until the next vote on the frequency of such advisory votes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated May 23, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invacare Corporation
(Registrant)

Date: May 23, 2011

/s/ Anthony C. LaPlaca
Anthony C. LaPlaca Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated May 23, 2011.